Exhibit 23.4

ALBERT WONG & CO. LLP

CERTIFIED PUBLIC ACCOUNTANTS

139 Fulton Street, Suite 818B

New York, New York 10038

Tel: (212) 226-9088 FAX: (212) 437-2193

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to Registration Statement on Form F-4 of our report dated March 31, 2014, relating to the consolidated financial statements of LookSmart, Ltd. for the year ended December 31, 2014 appearing in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement.

We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement.

/s/ Albert Wong & Co. LLP

Albert Wong & Co., LLP

New York, New York

August 6, 2015